Exhibit 3.1

BYLAWS

OF

QUANTA SERVICES, INC.

As Amended and Restated March 27, 2014

- i -

- ii -

BYLAWS

OF

QUANTA SERVICES, INC.

As Amended and Restated March 27, 2014

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office and registered agent of Quanta Services, Inc. (the “Corporation”) required to be maintained in the State of Delaware by the General Corporation Law of the State of Delaware (the “DGCL”), will be as from time to time set forth in the Corporation’s Certificate of Incorporation (as may be amended from time to time) or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1 Place of Meetings. All meetings of the stockholders will be held at such place, within or without the State of Delaware, or, if so determined by the Board in its sole discretion, at no place (but rather by means of remote communication), as may be fixed from time to time by the Board of Directors.

Section 2.2 Annual Meeting. An annual meeting of the stockholders will be held on such date and at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors, and transact such other business as may properly be brought before the meeting pursuant to these Bylaws.

Section 2.3 List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock ledger of the Corporation. Notwithstanding the preceding sentence, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date in lieu of reflecting the stockholders entitled to vote at such meeting. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. If the meeting is to be held at a place, a stock list will also be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

Section 2.4 Special Meetings. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors and shall be called within ten (10) days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the whole Board of Directors. For the avoidance of doubt, the phrase “whole Board of Directors” shall mean the total number of authorized directorships. Business transacted at all special meetings will be confined to the purpose stated in the notice of the meeting. The Board of Directors or, in the absence of action by the Board of Directors, the Chairman of the Board shall have the sole power to determine the date, time and place for any special meeting of stockholders. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, that a meeting will be held at the place, time and date and in accordance with the record date determined by the Board of Directors or the Chairman of the Board. Except to the extent specified in the Certificate of Incorporation or the resolutions of the Board of Directors creating any class or series of preferred stock of the Corporation, stockholders of the Corporation may not call a special meeting.

Section 2.5 Notice. Notice stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, in accordance with applicable law, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with the postage thereon prepaid.

Section 2.6 Quorum of Stockholders. At all meetings of stockholders, a quorum will be present if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy. In addition to the quorum requirement established by the preceding sentence, where a separate vote by a class or series or classes or series of capital stock of the Corporation is required to transact business at a meeting of stockholders, a quorum shall consist of no less than a majority of the voting power of such class or series or classes or series represented at the meeting in person or by proxy with respect to that vote on such business. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chair of the meeting shall have the power and duty to determine whether a quorum is present at any stockholder meeting.

Section 2.7 Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chair designated by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8 Adjournment of Meeting. Any meeting of stockholders, annual or special, may be adjourned (whether or not a quorum is present) by the chair of the meeting from time to time to reconvene at the same or some other time, date and place, if any. Subject to the remaining provisions of this paragraph, notice need not be given of any such adjourned meeting if the time, date and place, if any, thereof and the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.9 Voting. When a quorum is present at any meeting of the Corporation’s stockholders, the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required or unless under the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any regulation applicable to the Corporation or its securities, a different vote is provided, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.10 Method of Voting. Each outstanding share of the Corporation’s capital stock, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes or series are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person or by proxy. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Voting at meetings of stockholders need not be by written ballot unless otherwise required by law or by the chair of the meeting.

Section 2.11 Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.11 at the adjourned meeting.

Section 2.12 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 2.12, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action and (iii) the stockholder of record of the Corporation and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (defined below) required by these Bylaws. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than thirty days after such anniversary date, or in the event that no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment of an annual meeting, or postponement of an annual meeting for which notice has been given, or the public announcement of such adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (along with (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (z) a statement whether such person intends to comply with the Corporation’s Corporate Governance Guidelines regarding tendering a resignation in connection with future director elections); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the record stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(i) the name and address of such record stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) (A) the class, series, and number of shares of capital stock of the Corporation which are owned directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this section (ii), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than the tenth day after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such tenth day is after the date of the meeting, not later than the day before the meeting);

(iii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(v) a representation whether each such party intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the business proposed by such record stockholder providing the notice contemplated by this Section and/or to deliver a proxy statement and/or form of proxy to holders of a percentage of the Corporation’s outstanding capital stock reasonably believed by such party to be sufficient to elect the nominee or nominees to be nominated by such record stockholder providing the notice contemplated by this Section (such statement, a “Solicitation Statement”) and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten days before the last day a stockholder of record of the Corporation may deliver a notice of nomination in accordance with paragraph (a)(2) of this Section 2.12, a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in part (a)(2) of this Section 2.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting, or postponement of a special meeting for which notice has been given, or the public announcement of such adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(1) Only such persons who are (i) nominated in accordance with the procedures set forth in this Section 2.12 or (ii) nominated by or at the direction of the Board of Directors shall be eligible to be elected or re-elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with the Solicitation Statement) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.12, to declare that such defectively proposed nomination or business shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 2.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect, as a separate class, directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

Section 2.13 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and if required by law shall, appoint one or more persons to act as inspectors of election at such meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may, and if required by law shall, appoint a substitute inspector. If no inspectors are appointed by the Board of Directors, the chair of the meeting may, and if required by law or requested by any stockholder entitled to vote or his proxy shall, appoint one or more inspectors at the meeting. Notwithstanding the foregoing, inspectors shall be appointed consistent with Section 231 of the DGCL. Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives); provided, however, that no Director or candidate for the office of Director shall act as an inspector. Inspectors need not be stockholders. The inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors shall have such other duties as may be prescribed by Section 231 of the DGCL.

Section 2.14 Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Management. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 3.2 Qualification; Election; Term. None of the Directors need be a stockholder of the Corporation or a resident of the State of Delaware. Directors shall be elected at the annual meeting of the stockholders and each director shall serve until his successor shall be elected and shall qualify. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders if, on the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders, the number of nominees for director exceed the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 3.3 Number. The number of Directors of the Corporation will be at least one and not more than nineteen. The number of Directors authorized will be fixed as the Board of Directors may from time to time designate.

Section 3.4 Reserved.

Section 3.5 Vacancies. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose, and each successor Director so chosen will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3.6 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be specified in the notice of such meeting or fixed from time to time by the Board of Directors.

Section 3.7 Annual Meeting. The annual meeting of each newly elected Board may be held at a time convenient to the Board. The annual meeting may be held immediately following the annual meeting of stockholders, and if so held, no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

Section 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or by any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be delivered to each member of the Board by the person or persons calling the meeting, (i) at least twenty-four hours before the special meeting if notice is provided by telephone, electronic transmission or facsimile and (ii) at least five business days before the meeting if notice is provided by mail. The purpose or purposes of any special meeting will be specified in the notice relating thereto.

Section 3.10 Quorum. At all meetings of the Board of Directors the presence of a majority of the number of the whole Board of Directors will be necessary and sufficient to constitute a quorum for all purposes, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time to another place, date or time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.11 Committees. The Board of Directors may designate committees, each committee to consist of one or more Directors of the Corporation. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report the same to the Board of Directors when required. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if all the members of the Board of Directors or such committee consent thereto in writing or by electronic transmission, as the case may be, and the writing or electronic transmission is filed with the minutes of proceedings of the Board of Directors or committee thereof, as applicable.

Section 3.13 Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14 Conduct of Meetings. At each meeting of the Board, the Chairman of the Board, or in the absence of the Chairman of the Board the Vice Chairman, or in the absence of the Vice Chairman a chair chosen by a majority of the Directors present, shall preside.

ARTICLE IV

NOTICE

Section 4.1 Form of Notice. Whenever by law, the Certificate of Incorporation or these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mails. Notice to stockholders may be given by a form of electronic transmission if consented to by the stockholders to whom the notice is given in accordance with Section 232 of the DGCL. Notice to directors may be given by telegram, telecopier, telephone, facsimile or other means of electronic transmission.

Section 4.2 Waiver. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice or a waiver of notice by electronic transmission, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such a stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS AND AGENTS

Section 5.1 In General. The officers of the Corporation will consist of a Chief Executive Officer, Chief Financial Officer and Secretary and such other officers as shall be elected by the Board of Directors or appointed by the Chief Executive Officer (except the Board of Directors alone shall have authority to elect a Chief Executive Officer or President). Any two or more offices may be held by the same person.

Section 5.2 Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers.

Section 5.3 Other Officers and Agents. Except as set forth in Section 5.1 hereof, the Board of Directors and Chief Executive Officer may also elect and appoint such other officers and agents as it or he deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board or the Chief Executive Officer.

Section 5.4 Compensation. The compensation of all officers and agents of the Corporation may be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

Section 5.5 Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors or at the discretion of the Chief Executive Officer (without regard to how the agent or officer was elected), but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or, in the case of a vacancy in the office of any officer other than Chief Executive Officer or President, such vacancy may be filled by the Chief Executive Officer.

Section 5.6 Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that contain such terms and conditions as the Board of Directors deems appropriate.

Section 5.7 Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the stockholders and the Board of Directors. In addition, the Chairman of the Board shall perform whatever duties and shall exercise all powers that are given to him by the Board of Directors.

Section 5.8 Chief Executive Officer. The Chief Executive Officer will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have the authority to elect any officer of the Corporation other than the Chief Executive Officer or President. He will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer will have all powers and perform all duties incident to the office of Chief Executive Officer and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. During the absence or disability of the President, or if no other person shall be elected as President, the Chief Executive Officer will exercise the powers and perform the duties of President to the fullest extent permitted by law.

Section 5.9 Chief Operating Officer. The Chief Operating Officer, if one shall be elected, will have responsibility for oversight of the Corporation’s operating and development activities. In the absence or disability of the Chief Executive Officer and the Chairman of the Board, the Chief Operating Officer will exercise the powers and perform the duties of the Chief Executive Officer. The Chief Operating Officer will render to the Directors whenever they may require it an account of the operating and development activities of the Corporation and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

Section 5.10 Chief Financial Officer. The Chief Financial Officer will have principal responsibility for the financial operations of the Corporation. The Chief Financial Officer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

Section 5.11 Secretary. The Secretary will attend the meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the Chief Executive Officer. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

Section 5.12 Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

Section 5.13 Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision of these Bylaws.

Section 5.14 Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board of Directors, any officer of the Corporation shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, with respect to any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

Section 6.1 Form of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate representing the number of shares registered in certificate form signed by or in the name of the Corporation by the Chairman of the Board of Directors or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 6.2 Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

Section 6.3 Transfer of Shares. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 6.2 of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 6.4 Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification of Directors and Officers.

(a) The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VII is in effect, a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was, at any time prior to or during which this Article VII is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprises or employee benefit plan and (ii) upon a determination by the Board of Directors that indemnification is appropriate, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VII is in effect, an employee or agent of the Corporation or, while an employee or agent of the Corporation, was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VII is in effect, a director or officer of the Corporation, or while a director or officer of the Corporation, is or was, at any time prior to or during which this Article VII is in effect, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and (ii) upon a determination by the Board of Directors that indemnification is appropriate, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VII is in effect, an employee or agent of the Corporation or while an employee or agent of the Corporation, was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in the case of (i) and (ii) against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made under this subsection (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

(c) Any indemnification under subsections (a) and (b) (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders. In the event a determination is made under this subsection (c) that the director, officer, employee or agent has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

(d) Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VII. In addition, the Corporation shall pay or reimburse expenses incurred by any person who is or was a director or officer of the Corporation in connection with such person’s appearance as a witness in a proceeding in which such person or the Corporation is not a named party to such proceeding, provided that such appearance or participation is on behalf of the Corporation or by reason of his capacity as a director or officer, or former director or officer of the Corporation.

(e) The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the Certificate of Incorporation, these Bylaws, agreement, the vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and such rights shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) Notwithstanding the foregoing, but subject to the immediately succeeding sentence, the Corporation shall be required to indemnify a person and advance expenses to such person in connection with an action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by the person was authorized by the Board. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim for advancement or indemnification by the person seeking indemnification or reimbursement or advancement of expenses has been received by the Corporation, the person may file suit to recover the unpaid amount of such claim. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

(g) The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(h) The indemnification provided by this Article VII shall be subject to all valid and applicable laws, and, in the event this Article VII or any other provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VII shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

(i) The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

Section 8.2 Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

Section 8.3 Telephone and Similar Meetings. Directors and committee members may participate in and hold meetings by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 8.4 Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 8.5 Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

Section 8.6 Seal. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

Section 8.7 Insurance. The Corporation may at the discretion of the Board of Directors, at the Corporation’s expense, purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.8 Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time, or upon the happening of an event, specified therein or immediately if no such time or event is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Section 8.9 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Section 8.10 Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

Section 8.11 Relation to the Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation as amended from time to time.

Section 8.12 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any present or former director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.12.